UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2014

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Range Resources Corporation

ITEM 8.01 Other Events

As previously announced, a subsidiary of Range Resources Corporation (the “Company”) has entered into an agreement to exchange producing properties and other assets with a subsidiary of EQT Corporation. Unaudited pro forma financial information of the Company to give effect to the planned disposition of the Company’s Conger assets in Glasscock and Sterling Counties, Texas pursuant to such agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial information:

Unaudited pro forma information of the Company to give effect to the planned disposition of our Conger assets in Glasscock and Sterling Counties, Texas is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference:

•	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2014

•	Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2013 and for the three months ended March 31, 2014

(d) Exhibits

99.1	Unaudited pro forma consolidated balance sheet and statements of operations and accompanying notes of Range Resources Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ ROGER S. MANNY
Roger S. Manny
Executive Vice President and Chief Financial Officer

Date: June 10, 2014

Exhibit index

Exhibit Number	Exhibit Description

99.1	Unaudited pro forma consolidated balance sheet and statement of operations and accompanying notes of Range Resources Corporation

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